EXHIBIT 10.05


                                PLEDGE AGREEMENT


      PLEDGE AGREEMENT (this "Agreement"), dated as of June 29, 2006, among Kiwa Bio-Tech Products Group Corporation, a Delaware corporation (the "Company"), Wei Li and certain other undersigned Company shareholders (the "Pledgor"), and the pledgees signatory hereto and their respective endorsees, transferees and assigns (collectively, the "Pledgees").

                                   WITNESSETH:
                                   -----------

      WHEREAS, pursuant to a Securities Purchase Agreement, dated the date hereof, between Company and the Pledgees (the "Purchase Agreement"), Company has agreed to issue to the Pledgees and the Pledgees have agreed to purchase from Company certain of Company's 6% Callable Secured Convertible Notes, due three years from the date of issuance (the "Notes"), which are convertible into shares of Company's Common Stock, par value $.001 per share (the "Common Stock"). In connection therewith, Company shall issue the Pledgees certain Common Stock purchase warrants (the "Warrants"); and

      WHEREAS, as a material inducement to the Pledgees to enter into the Purchase Agreement, the Pledgees have required and the Pledgor has agreed (i) to grant to the Pledgees, their successors, endorsees, transferees or assigns a security interest in the number of shares of Common Stock currently owned by the Pledgor as set forth below the Pledgor's signature on the signature page hereto (collectively, the "Shares"), as collateral security for Obligations; provided that such guarantee and security interest shall automatically terminate as set forth in this Agreement. Terms used and not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

      NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual covenants contained herein, the parties hereby agree as follows:

      1. Marshalling Provisions. The Pledgees shall be required, in the event of a breach of the Obligations, first to make demand upon, or seek to enforce remedies against, the Company or any other person before demanding payment or enforcement hereunder. The Pledgor shall have no obligation to satisfy the Obligations until the Pledgees have sought satisfaction and enforced their remedies against the Company. The Pledgees shall also be required to provide notice of default in the performance or payment of any Obligation by the Company under or in connection with the Transaction Documents prior to enforcing any rights under this Agreement.

      2. Pledgor Covenants. Pledgor covenants that this Agreement will not be discharged except by complete performance of all the Obligations to the extent of the Collateral except as otherwise provided in Section 12.

      3. Release. The obligations, covenants, agreements and duties of the Pledgor hereunder shall not be released, affected or impaired by any assignment or transfer, in whole or in part, of the Transaction Documents or any Obligation, provided such assignment or transfer is made with five (5) days prior written notice to the Pledgor, or any waiver by the Pledgees, or by any other person, of the performance or observance by the Company or the Pledgor of any of the agreements, covenants, terms or conditions contained in the Transaction Documents (provided that the Pledgees shall not enforce this Agreement against the Pledgor in the event performance or observance by the Company of any of the agreements, covenants, terms or conditions contained in the Transaction Documents is waived by the Pledgees), or any indulgence in or the extension of the time or renewal thereof, or the modification or amendment (whether material or otherwise), or the voluntary or involuntary liquidation, sale or other disposition of all or any portion of the stock or assets of the Company or the Pledgor, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting the Company or the Pledgor or any assets of the Company or the Pledgor, or the release of any property from any security for any Obligation, or the impairment of any such property or security, or the release or discharge of the Company or the Pledgor from the performance or observance of any agreement, covenant, term or condition contained in or arising out of the Transaction Documents by operation of law (provided that the Pledgees shall not enforce this Agreement against the Pledgor in the event performance or observance by the Company of any of the agreements, covenants, terms or conditions contained in the Transaction Documents is released or discharged by operation of law), or the merger or consolidation of the Company (provided that the Pledgees shall not enforce this Agreement against Pledgor in the event the Transaction Documents are assumed by the surviving entity of a merger or consolidation), or any other cause, whether similar or dissimilar to the foregoing.

      4. Subrogation.

            (a) Unless and until complete performance of all the Obligations to the extent of the Collateral except as otherwise set forth in Section 12, the Pledgor shall not be entitled to exercise any right of subrogation to any of the rights of the Pledgees against the Company or any collateral security or guaranty held by the Pledgees for the payment or performance of the Obligations, nor shall the Pledgor seek any reimbursement from the Company in respect of payments made by the Pledgor hereunder.

            (b) In the extent that the Pledgor shall become obligated to perform or pay any sums hereunder, or in the event that for any reason the Company is now or shall hereafter become indebted to the Pledgor, the amount of such sum shall at all times be subordinate as to lien, time of payment and in all other respects, to the amounts owing to the Pledgees under the Transaction Documents and the Pledgor shall not enforce or receive payment thereof until all Obligations due to the Pledgees under the Transaction have been performed or paid. Nothing herein contained is intended or shall be construed to give to the Pledgor any right of subrogation in or under the Transaction Documents, or any right to participate in any way therein, or in any right, title or interest in the assets of the Pledgees.

      5. Security.

            (a) Pursuant to the terms of this Agreement, as collateral security for the punctual payment and performance, when due, by the Company of all the Obligations, the Pledgor hereby pledges with, hypothecates, transfers and assigns to the Pledgees all of the Shares and all proceeds, shares and other securities received, receivable or otherwise distributed in respect of or in exchange for the Shares, including, without limitation, any shares and other securities into which such Shares may be convertible or exchangeable (collectively, the "Additional Collateral" and together with the Shares, the "Collateral"). Simultaneously herewith or as soon as certificates are available, the Pledgor shall deliver to the Pledgees the certificate(s) representing the Shares, , along with a stock transfer power duly executed in blank by the Pledgor, to be held by the Pledgees as security. Any Collateral received by the Pledgor on or after the date hereof shall be immediately delivered to the Pledgees together with any executed stock powers or other transfer documents requested by the Pledgees, which request may be made at any time prior to the date when the Obligations shall have been paid and otherwise satisfied in full.

            (b) The Collateral shall be proportionate to the amount owed by the Company to the Pledgees under the Notes. Therefore, if the amount owed is reduced by payment or by conversion of debt into equity under the terms of the Notes, the Collateral shall be proportionately reduced and a corresponding pro rata amount of Collateral shall be released and returned to the Pledgor. For example, Four Million (4,000,000) Shares are to be held as Collateral for Two Million Dollars ($2,000,000) in Notes, however, if the amount owed under the Notes is reduced to One Million Dollars ($1,000,000) then the Collateral will be reduced to Two Million (2,000,000) Shares.

      6. Voting Power, Dividends, Etc. and other Agreements.

            (a) Until an Event of Default (as set forth in Section 7 hereof) has occurred that remains uncured, the Pledgor shall be entitled to:

            (i) Exercise all voting and/or consensual powers pertaining to the Collateral, or any part thereof, for all purposes;

            (ii) Receive and retain dividends paid with respect to the Collateral; and

            (iii) Receive the benefits of any income tax deductions available to the Pledgor as a shareholder of the Company, which to the extent permitted by law, Pledgor shall also be entitled to receive during the occurrence and continuation of any Event of Default.

            (b) The Pledgor agrees that it will not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of the Collateral.

            (c) The Pledgor and the Company jointly and severally agree to pay all costs including all reasonable attorneys' fees and disbursements incurred by the Pledgees in enforcing this Agreement in accordance with its terms. However, in the event of litigation to interpret or enforce this Agreement, the prevailing party shall be entitled to receive its reasonable attorney fees whether incurred before trial, at trial, on appeal or in any bankruptcy proceeding.

      7. Default and Remedies.

            (a) For the purposes of this Agreement, "Event of Default" shall mean default in or under any of the Obligations after the expiration, without cure, of any applicable cure period.

            (b) the Pledgees shall have the following rights upon the occurrence and continuation of any Event of Default provided that Pledgees have acted in accordance with the terms of this Agreement:

            (i) the rights and remedies provided by the Uniform Commercial Code as adopted by the State of New York (the "UCC") (as said law may at any time be amended);

            (ii) the right to receive and retain all dividends, payments and other distributions of any kind upon any or all of the Collateral;

            (iii) the right to cause any or all of the Collateral to be transferred to its own name or to the name of its designee and have such transfer recorded in any place or places deemed appropriate by the Pledgees; and

            (iv) the right to sell, at a public or private sale, the Collateral or any part thereof for cash, upon credit or for future delivery, and at such price or prices in accordance with the UCC (as such law may be amended from time to time). Upon any such sale the Pledgees shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. The Pledgees shall give the Pledgor not less than ten
      (10) days' written notice of its intention to make any such sale. Any such sale, shall be held at such time or times during ordinary business hours and at such place or places as the Pledgees may fix in the notice of such sale. The Pledgees may adjourn or cancel any sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral upon terms calling for payments in the future, any Collateral so sold may be retained by the Pledgees until the selling price is paid by the purchaser thereof, but the Pledgees shall incur no liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of such failure, such Collateral may again be sold upon like notice. The Pledgees, however, instead of exercising the power of sale herein conferred upon them, may proceed by a suit or suits at law or in equity to foreclose the security interest and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction, the Pledgor having been given due notice of all such action. The Pledgees shall incur no liability as a result of a sale of the Collateral or any part thereof pursuant to this Agreement and the UCC. All proceeds of any such sale, after deducting the reasonable expenses and reasonable attorneys' fees incurred in connection with such sale, shall be applied in reduction of the Obligations, and the remainder, if any, shall be paid to the Pledgor.

      8. Application of Proceeds; Release. The proceeds of any sale or enforcement of or against all or any part of the Collateral, and any other cash or collateral at the time held by the Pledgees hereunder, shall be applied by the Pledgees first to the payment of the reasonable costs of any such sale or enforcement, then to reimburse the Pledgees for any damages, costs or expenses incurred by the Pledgees as a result of an Event of Default, then to the payment of the principal amount of, and interest )and any other payments due in respect of, the Obligations. The remainder, if any, shall be paid to the Pledgor. As used in this Agreement, "proceeds" shall mean cash, securities and other property realized in respect of, and distributions in kind of, the Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of any issuer of securities included in the Collateral.

      9. Representations and Warranties.

            (a) The Pledgor hereby represents and warrants to the Pledgees that:

            (i) the Pledgor has full power and authority and legal right to pledge the Collateral to the Pledgees pursuant to this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms. subject to the effect of bankruptcy, insolvency and other similar laws affecting creditor's rights generally and, subject to general principles of equity.

            (ii) the execution, delivery and performance of this Agreement and other instruments contemplated herein will not violate any provision of any order or decree of any court or governmental instrumentality or of any mortgage, indenture, contract or other agreement to which the Pledgor is a party or by which the Pledgor and the Collateral may be bound, and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of the Pledgor's properties pursuant to the provisions of such mortgage, indenture, contract or other agreement.

            (iii) the Pledgor is the sole record and beneficial owner of all of the Shares; and

            (iv) the Pledgor owns the Collateral free and clear of all Liens.

            (b) The Company represents and warrants to the Pledgees that:

            (i) it has no knowledge that any of the representations or warranties of the Pledgor herein are incorrect or false in any material respect;

            (ii) all of the Shares were validly issued, fully paid and non-assessable; and

            (iii) the Pledgor is the record holder of the Shares.

      10. No Waiver; No Election of Remedies. No failure on the part of the Pledgees to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Pledgees of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law. In addition, the exercise of any right or remedy of the Pledgees at law or equity or under this Agreement or any of the documents shall not be deemed to be an election of Pledgee's rights or remedies under such documents or at law or equity.

      11. Termination. This Agreement shall terminate on (a) the date on which all Obligations have been performed, satisfied, paid or discharged in full or
(b) the date on which the Company's Common Stock is trading above $5.00 for five
(5) consecutive trading days.

      12. Further Assurances. The parties hereto agree that, from time to time upon the written request of any party hereto, they will execute and deliver such further documents and do such other acts and things as such party may reasonably request in order fully to effect the purposes of this Agreement. The Pledgees acknowledge that they are aware that Pledgor shall have no obligations whatsoever to the Pledgees beyond the Collateral pledged for the Obligations set forth herein, and no request for further assurance may or shall increase such Obligations.

      13. Miscellaneous.

            (a) Modification. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and specifically incorporates all prior oral and written agreements relating to the subject matter hereof. No portion or provision of this Agreement may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

            (b) Notice. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day (as defined in the Purchase Agreement), (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier services, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:                  Kiwa Bio-Tech Products Group Corporation

                                    A516 Tadley Plaza, A1# Wai Guan Xie Jie,
                                    Andingmen Wai
                                    Chaoyang District,
                                    Beijing, China 100011
                                    Attention: Chief Executive Officer
                                    Telephone:   (8610) 8528-6177
                                    Facsimile:  (8610) 8528-6176

With copies to:                     Preston Gates & Ellis LLP
                                    925 4th Avenue, Suite 2900
                                    Seattle, WA 98104
                                    Attention:   Carter Mackley, Esq.
                                    Telephone:  (206) 370-7602
                                    Facsimile:   (206) 370-6119


If to the Pledgor:                  Wei Li
                                    c/o Kiwa Bio-Tech Products Group Corporation
                                    415 West Foothill Blvd, Suite 206
                                    Claremont, CA 91711
                                    Attention: Chief Executive Officer
                                    Telephone:  (909) 626- 2358
                                    Facsimile: (909) 626-2306


If to the Pledgees:                 AJW Partners, LLC
                                    AJW Offshore, Ltd.
                                    AJW Qualified Partners, LLC
                                    New Millennium Capital Partners II, LLC
                                    1044 Northern Boulevard
                                    Suite 302
                                    Roslyn, New York  11576
                                    Facsimile No.:  (516) 739-7115
                                    Attention:  Corey S. Ribotsky

                                    Double U Master Fund LP
                                    Harbour House, Waterfront Drive,
                                    P.O. Box 972, Road Town, Tortola
                                    British Virgin Islands

                                    Nite Capital LP
                                    100 East Cook Avenue, Suite 201
                                    Libertyville, IL 60048


With the exception of Double U Master Fund LP and Nite Capital LP, copies to:

                                    Ballard Spahr Andrews & Ingersoll, LLP
                                    1735 Market Street, 51st Fl.
                                    Philadelphia, PA  19103
                                    Facsimile No.:  (215) 864-8999
                                    Attention:  Gerald J. Guarcini, Esquire

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            (c) Invalidity. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

            (d) Benefit of Agreement. This Agreement shall be binding upon and inure to the parties hereto and their respective successors and assigns.

            (e) Mutual Agreement. This Agreement embodies the arm's length negotiation and mutual agreement between the parties hereto and shall not be construed against either party as having been drafted by it.

            (f) New York Law to Govern. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principals of conflicts of law thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and Federal courts sitting in the city of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                      KIWA BIO-TECH PRODUCTS GROUP CORPORATION


                                      By:
                                         -------------------------------------
                                          Wei Li
                                          Chief Executive Officer

                                      PLEDGEES:

                                      AJW PARTNERS, LLC
                                      By: SMS Group, LLC


                                      By:
                                          ------------------------------------
                                          Corey S. Ribotsky
                                          Manager

                                      AJW OFFSHORE, LTD.
                                      By:  First Street Manager II, LLC


                                      By:
                                          ------------------------------------
                                          Corey S. Ribotsky
                                          Manager

                                      AJW QUALIFIED PARTNERS, LLC
                                      By:  AJW Manager, LLC


                                      By:
                                          ------------------------------------
                                          Corey S. Ribotsky
                                          Manager

                                      NEW MILLENNIUM CAPITAL PARTNERS II, LLC
                                      By:  First Street Manager II, LLC


                                      By:
                                          -----------------------------------
                                          Corey S. Ribotsky
                                          Manager

                    [Signatures Continued on Following Page]

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                     - SIGNATURE PAGE TO PLEDGE AGREEMENT -
                                   (CONTINUED)

                                 DOUBLE U MASTER FUND LP

                                 By:  ________________________
                                                  Susan Parker

                                 Navigator Management Ltd Authorized Signator


                                 NITE CAPITAL LP

                                 By:  ________________________
                                                 Keith Goodman

                                 Manager of the General Partner

                                 PLEDGOR:

                                 Wei Li



                                 ----------------------------------------



                                 Number of Shares subject to this pledge:_______


                                 Date such Shares were acquired:________________